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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)--March 31, 1999



                            MELLON BANK CORPORATION
              (Exact name of registrant as specified in charter)




       Pennsylvania                    1-7410                   25-1233834
(State or other jurisdiction         (Commission             (I.R.S. Employer
     of incorporation)               File Number)           Identification No.)


                            One Mellon Bank Center
                               500 Grant Street
                          Pittsburgh, Pennsylvania                 15258
                   (Address of principal executive offices)      (Zip code)


      Registrant's telephone number, including area code - (412) 234-5000
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ITEM 5.  OTHER EVENTS

         On March 31, 1999, Mellon Bank Corporation completed the previously announced sale of its credit card business to Citibank, a unit of Citigroup. Terms of the transaction were not disclosed.

         By release dated April 1, 1999, Mellon Bank Corporation announced that it has reached a definitive agreement to sell the $14 billion commercial mortgage servicing portfolio of Mellon Mortgage Company's Cleveland-based Income Property Division to GMAC Commerical Mortgage Corporation. The transaction, terms of which were not disclosed, is expected to close by the end of the second quarter of 1999.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          MELLON BANK CORPORATION



Date: April 2, 1999                       By:  STEVEN G. ELLIOTT
                                               Steven G. Elliott
                                               Senior Vice Chairman and Chief
                                               Financial Officer